Exhibit O
DIVERSIFIED INVESTORS FUNDS GROUP II
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENT, that the undersigned hereby make, constitute and appoint JOHN K. CARTER, DENNIS P. GALLAGHER and ELIZABETH L. BELANGER his or her true and lawful attorneys-in-fact and agents in his or her name, place and stead and on his or her behalf (a) to sign and cause to be filed, in their capacities as Trustees of Diversified Investors Portfolios, registration statements of Diversified Investors Funds Group II (the “Fund”) under the Securities Act of 1933 and the Investment Company Act of 1940, and all amendments, consents and exhibits thereto; (b) to withdraw such statements or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statements which said attorney may deem advisable; and (d) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind he or she may elect, for the purpose of complying with the laws of any state relating to the sale of securities of the Fund, hereby ratifying and confirming all actions of any of said attorney and agent hereunder.
     THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ John K. Carter
John K. Carter, Trustee and Chairperson	Date: November 6, 2007

/s/ Leo J. Hill
Leo J. Hill, Trustee	Date: November 7, 2007

/s/ Neal. M. Jewell
Neal M. Jewell, Trustee	Date: November 7, 2007

/s/ Russell A. Kimball
Russell A. Kimball, Trustee	Date: November 7, 2007

/s/ Eugene M. Mannella
Eugene M. Mannella, Trustee	Date: November 7, 2007

/s/ Norm R. Nielsen
Norm R. Nielsen, Trustee	Date: November 7, 2007

/s/ Joyce Galpern Norden
Joyce Galpern Norden, Trustee	Date: November 7, 2007

/s/ Patricia Sawyer
Patricia Sawyer, Trustee	Date: November 6, 2007

/s/ John W. Waechter
John W. Waechter, Trustee	Date: November 7, 2007